Exhibit 10.86

                            Focus Enhancements, Inc.
                               600 Research Drive
                              Wilmington, MA 01887
                                 (978) 988-5888


                                February 6, 2001

Euston Investments Holdings Limited
C/o Mischon deReya Solicitors
21 Southhampton Row
London WC1B 5HS England
Attn.:  Kevin Gold

            Re: Amendment to Private Equity Line of Credit Agreement

Gentlemen:

         Reference is made to that certain Private Equity Line of Credit Agreement (the "Purchase Agreement"), dated as of July 28, 2000, between Focus Enhancements, Inc. (the "Company") and Euston Investments Holdings Limited (the "Purchaser"). In order to register for resale the Common Stock to be purchased pursuant to the Purchase Agreement, certain provisions of the Purchase Agreement must be deleted or revised.

         In consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to restate the following section of the Purchase Agreement as follows:

              Section 1.6 "Commitment Amount" shall mean the up to 4,000,000 shares of Common Stock which the Investor has agreed to provide to the Company in order to purchase the Put Shares pursuant to the terms and conditions of this Agreement.

              Section 1.7 "Commitment Period" shall mean the period commencing on the Effective Date and expiring on the earliest to occur of (x) the date on which the Investor shall have purchased 4,000,000 Put Shares pursuant to this Agreement, (y) the date this Agreement is terminated pursuant to Section 2.4, or (z) the date occurring two years from the date of commencement of the Commitment Period.

              Section 1.16 "Material Adverse Effect" shall mean any effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement, the Registration Rights Agreement or the Escrow Agreement in any material respect except those disclosed in the SEC Documents prior to the date hereof.

              Section 1.21 "Principal Market" shall mean the NASDAQ National Market, the NASDAQ Small-Cap Market, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

              Section 1.33 "Trading  Cushion"  shall mean the  mandatory  thirty
         (30) Trading Days between Put Dates.

              Section 2.2(a) "Put Notice" At any time during the Commitment Period, the Company may deliver a Put Notice to the Investor, subject to the conditions set forth in Section 7.2; provided, however, that the Investment Amount for each Put as designated by the Company in the applicable Put Notice shall be neither less than $100,000 nor more than the Maximum Put Amount.

              Section 2.4(a) Termination of Investment Obligation. The obligation of the Investor to purchase shares of Common Stock shall terminate permanently (including with respect to a Closing Date that has not yet occurred) in the event that (i) there shall occur any stop order or suspension of the effectiveness of the Registration Statement for an aggregate of thirty (30) Trading Days during the Commitment Period, for any reason other than deferrals or suspensions in accordance



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         with  the  Registration  Rights  Agreement  as a  result  of  corporate developments subsequent to the Effective Date that would require such Registration Statement to be amended to reflect such event in order to maintain its compliance with the disclosure requirements of the Securities Act or (ii) the Company shall at any time fail to comply with the requirements of Section 6.2, 6.3 or 6.5.

         Except as specifically amended by the terms of this letter, the Purchase Agreement and its exhibits shall remain unmodified and in full force and effect, and shall not be in any way changed, modified or superseded by the terms set forth herein. All terms used but not defined in this letter shall have the meanings set forth in the Purchase Agreement.

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution may be made by delivery by facsimile.





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         If the foregoing  correctly sets forth our understanding and agreement, please so indicate by signing where indicated below.

                                      FOCUS ENHANCEMENTS, INC.



                                      By: /s/ Gary Williams
                                         ------------------
                                          Name: Gary Williams
                                          Title: V.P. of Finance and CFO



ACCEPTED AND AGREED TO:

EUSTON INVESTMENTS HOLDINGS LIMITED


By: /s/ David K. Sims
    --------------------------------
      Name: David K. Sims
      Title: Authorized Signatory





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